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                                                                                                               EXHIBIT (11)

                                                    Bethlehem Steel Corporation

                                       Statement Regarding Computation of Earnings Per Share

                               (dollars in millions and shares in thousands, except per share data)

        Three Months                                                                           Year
      Ended December 31                                                                  Ended December 31
     1997           1996              Basic Earnings Per Share                         1997           1996
 -----------    -------------         ------------------------                     -----------    -------------

       $41.7         ($346.5)   Net Income                                             $280.7          ($308.8)
                                Less Dividend Requirements:
       (2.5)            (2.5)     $2.50 Preferred Dividend                              (10.0)           (10.0)
       (3.1)            (3.1)     $5.00 Preferred Dividend                              (12.5)           (12.5)
       (4.5)            (4.5)     $3.50 Preferred Dividend                              (17.9)           (17.9)
       (0.3)            (0.3)     5% Preference Dividend                                 (1.2)            (1.5)
 -----------    -------------                                                      -----------    -------------
      (10.4)           (10.4)         Total Preferred and Preference Dividends          (41.6)           (41.9)
 -----------    -------------                                                      -----------    -------------
      $31.3          ($356.9)   Net Income Applicable to Common Stock                  $239.1          ($350.7)
 ===========    =============                                                      ===========    =============


    112,863          111,820    Average Shares of Common Stock                        112,439          111,286


      $0.28           ($3.19)   Basic Earnings Per Share                                $2.13           ($3.15)
 ===========    =============                                                      ===========    =============

                                      Diluted Earnings Per Share
                                      --------------------------
      $41.7          ($346.5)   Net Income                                             $280.7          ($308.8)
                                Less Dividend Requirements:
       (2.5)            (2.5)     $2.50 Preferred Dividend                              (10.0)           (10.0)
       (3.1)            (3.2)     $5.00 Preferred Dividend                              (12.5)           (12.5)
       (4.5)            (4.5)     $3.50 Preferred Dividend                                 -             (17.9)
         -              (0.3)     5% Preference Dividend                                   -              (1.5)
 -----------    -------------                                                      -----------    -------------
      $31.6          ($357.0)   Net Income Applicable to Common Stock                  $258.2          ($350.7)
 ===========    =============                                                      ===========    =============

                                Average Shares of Common Stock and
                                Other Potentially Dilutive Securities Outstanding:
    112,863          111,820      Common Stock                                        112,439          111,286
         -                -       Stock Options                                            -                 2
       *               *          $2.50 Preferred Stock                                   *              *
       *               *          $5.00 Preferred Stock                                   *              *
       *               *          $3.50 Preferred Stock                                12,255            *
      2,346            *          5% Preference Stock                                   2,346            *
 -----------    -------------                                                      -----------    -------------
    115,209          111,820              Total                                       127,039          111,288
 ==========     =============                                                      ===========    =============

      $0.27           ($3.19)   Diluted Earnings Per Share                              $2.03           ($3.15)
 ==========     =============                                                      ===========    =============
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*  Antidilutive